UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                        Termination of Material Definitive Agreement.

On November 26, 2014, in connection with the completion of the KMP Merger described under Item 2.01 below, Kinder Morgan Energy Partners, L.P. (“KMP”) terminated the Amended and Restated Credit Agreement, dated May 1, 2013, among KMP, Kinder Morgan Operating L.P. “B”, Wells Fargo Bank, National Association, as administrative agent and the other lenders and agents party thereto (the “KMP Credit Agreement”) described in, and filed as an exhibit to, the Current Report on Form 8-K filed by KMP on May 1, 2013.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On November 26, 2014, Kinder Morgan, Inc. (“KMI”) completed its previously announced acquisition of KMP, pursuant to the terms of the Agreement and Plan of Merger (the “KMP Merger Agreement”), dated as of August 9, 2014, among KMI, KMP, Kinder Morgan G.P., Inc. (“KMGP”), Kinder Morgan Management, LLC (“KMR”) and P Merger Sub LLC (“P Merger Sub”).

The acquisition was accomplished by the merger of P Merger Sub with and into KMP (the “KMP Merger”), and upon consummation of the KMP Merger, P Merger Sub ceased to exist and KMP became a wholly owned subsidiary of KMI.

At the effective time of the KMP Merger, each common unit of KMP issued and outstanding (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries) was converted into the right to receive, at the election of the holder (the “Merger Consideration”): (i) $10.77 in cash without interest and 2.1931 shares of validly issued, fully paid and nonassessable Class P common stock of KMI (“KMI Common Stock,” and such consideration, the “Mixed Consideration”); (ii) $91.72 in cash without interest (the “Cash Consideration”); or (iii) 2.4849 shares of KMI Common Stock (the “Stock Consideration”). Elections were subject to proration in order to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI Common Stock issued in the KMP Merger was the same that would have been paid and issued if each common unit of KMP had been converted into the right to receive the Mixed Consideration. Because it was oversubscribed, the Stock Consideration underwent a proration adjustment, and holders of KMP common units electing the Stock Consideration will receive approximately 2.2264 shares of KMI Common Stock and $9.5414 in cash without interest for each KMP common unit.

The final results of the Merger Consideration election are as follows:

•                  Holders of approximately 9.9% of outstanding KMP common units, or 30,210,977 KMP common units (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries), elected to receive the Mixed Consideration;

•                  Holders of approximately 0.9% of outstanding KMP common units, or 2,822,771 KMP common units (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries), elected to receive the Cash Consideration;

•                  Holders of approximately 61.2% of outstanding KMP common units, or 185,992,914 KMP common units (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries), elected to receive the Stock Consideration; and

•                  Holders of approximately 27.9% of outstanding KMP common units, or 84,925,868 KMP common units (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries), made no election. These holders will receive the Mixed Consideration.

The foregoing summary of the KMP Merger and the KMP Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the KMP Merger Agreement, which was filed as Exhibit 2.1 to KMP’s Current Report on Form 8-K filed on August 12, 2014.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the KMP Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding KMP common unit (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries) was converted pursuant to the KMP Merger into the right to receive the KMP Merger Consideration, subject to the terms and conditions of the KMP Merger Agreement.  KMP requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of KMP’s common units.  KMP’s common units were delisted and removed from trading on the Exchange prior to the opening of trading on November 28, 2014.

In addition, KMI intends to file with the SEC a certification and notice of termination on Form 15 requesting that KMP’s common units be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that KMP’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its common units be suspended.

Item 3.03.                                        Material Modification to Rights of Security Holders.

Pursuant to the terms of the KMP Merger Agreement, each KMP common unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time of the KMP Merger (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries) was converted into the right to receive the KMP Merger Consideration.

At the effective time of the KMP Merger, holders of KMP common units ceased to have any rights as unitholders of KMP, other than the right to receive the KMP Merger Consideration in accordance with the KMP Merger Agreement.

At the effective time of the KMP Merger, each outstanding KMP restricted unit was converted into the right to receive the KMP Merger Consideration for each KMP common unit subject to such awards.

The information in Item 2.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately after the effective time of the KMP Merger, each of the independent members of the KMGP board of directors resigned from the board and ceased to be a director of KMGP. The members of the KMGP board immediately prior to the effective time of the KMP Merger were Richard D. Kinder, Steven J. Kean, Ted A. Gardner, Gary L. Hultquist and Perry M. Waughtal. Immediately after the effective time of the KMP Merger, the members of the KMGP board were Richard D. Kinder and Steven J. Kean.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately after the effective time of the KMP Merger, the limited partnership agreement of KMP was amended and restated. The fourth amended and restated limited partnership agreement of KMP is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Fourth Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc.,
its general partner

By:	/s/ David R. DeVeau
Name:	David R. DeVeau
Title:	Vice President

Date:	December 3, 2014

EXHIBIT INDEX

3.1                               Fourth Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.